Exhibit 4.4


      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

      IN ADDITION, A COMMON STOCK PURCHASE AGREEMENT DATED AS OF JUNE 15, 2007 (THE "PURCHASE AGREEMENT"), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THIS WARRANT.

                   ---------------------------------------

                               Rapid Link Inc.

                      COMMON STOCK PURCHASE WARRANT "B"

 Number of Shares:  15,000,000                   Holder: Westside Capital LLC
                                                 Managing Member
 Original Issue Date: JUNE 15, 2007              Attn: Thomas M. Sauve
                                                 302 West 79th, Suite 6D
 Expiration Date:  JUNE 15, 2009                 New York NY 10024
                                                 Tel 646-245-2465
 Exercise Price per Share: $0.20

 Rapid Link Inc., a company organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, Westside Capital LLC, or its registered assigns (the "Warrant Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to Fifteen Million (15,000,000) shares (as adjusted from time to time as provided in Section 8, the "Warrant Shares") of common stock, $.001 par value (the "Common Stock"), of the Company at a price of Twenty Cents ($0.20) per Warrant Share (as adjusted from time to time as provided in Section 8, the "Exercise Price"), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. New York City time on JUNE 15, 2009 or six months of effectiveness of a Registration Statement subsequent to the issuance hereof (such six months to be extended by one month for each month or portion of a month during which a Registration Statement's effectiveness has lapsed or been suspended) but no longer than 36 months from the date of this Warrant, whichever is longer (the "Expiration Date"), and subject to the following terms and conditions:

      1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

      2. Warrant Vesting. At the Closing Date, Four Million (4,000,000) Warrant Shares in Common Stock Purchase Warrant "A" will vest immediately to the Warrant Holder. The Warrant Shares in Common Stock Purchase Warrant "A", "B", and "C" will continue to vest to the Warrant Holder in Four Million (4,000,000) Warrant Share increments and the next 4,000,000 increment of Warrant Shares will not vest to the Warrant Holder until complete exercise of the prior 4,000,000 increment of Warrant Shares. The lowest priced Warrant Shares shall vest prior to the vesting of higher-priced Warrant Shares. However, Investor does have the option of vesting higher priced warrants prior to lower price warrants in any of the 4,000,000 Warrant increments.

 If the Warrant Holder does not exercise warrants in the amount of $1,000,000 or more within six months post registration going effective, then all the remaining Common stock Purchase Warrants ("A", "B" and "C") expire immediately upon six months post registration going effective.

 Should the Company not receive cumulative gross proceeds of at least three million dollars ($3,000,000) in the form of equity, debt, any other injection of capital into the Company, or any combination thereof from Warrant Holder or from sources introduced by Warrant Holder, within six (6) months post the Registration Statement becoming effective, then all remaining outstanding Common Stock Purchase Warrants (including series "A", "B" and "C") shall expire.

 The Warrant Vesting schedule outlined herein will not preclude all Warrant Shares in Common Stock Purchase Warrant "A", "B", and "C" from the registration requirements under the terms provided within the Common Stock Purchase Agreement, the Registration Rights Agreement, and the Common Stock Purchase Warrant "A", "B" and "C" Agreements; provided that, Shares underlying any expired or terminated Warrants shall no longer be required to be registered.

      3. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the "1933 Act") and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof. "Person" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

      4. Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

      5.   Registration of Transfers and Exchange of Warrants.

           a. Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 13. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

           b. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to
 Section 13 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

      6.   Exercise of Warrants.

           a. Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 13, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 7 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

           b. A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

           c. This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

      7. Maximum Exercise. The Warrant Holder shall not be entitled to exercise this Warrant on a Date of Exercise in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Warrant Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Warrant Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock on such date. This Section 6 may be waived or amended only with the consent of the Holder and the consent of holders of a majority of the shares of outstanding Common Stock of the Company who are not Affiliates. For the purposes of the immediately preceding sentence, the term "Affiliate" shall mean any person: (a) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company; or (b) who beneficially owns (i) the Company's Common Stock Purchase Warrant "B" or "C" dated as of the Closing Date of the Common Stock Purchase Agreement, or (ii) this Warrant. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

      8. Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefore, are subject to adjustment upon the occurrence of the following events, and all such adjustments shall be cumulative:

           a. Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

           b. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

           c. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

      9. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

      10.  Sale or Merger  of the  Company.  Upon  a Change  in Control,  the
 restriction contained in Section 6 shall immediately be released and the Warrant Holder will have the right to exercise this Warrant concurrently with such Change in Control event. For purposes of this Warrant, the term "Change in Control" shall mean a consolidation or merger of the Company with or into another company or entity in which the Company is not the surviving entity or the sale of all or substantially all of the assets of the Company to another company or entity not controlled by the then existing stockholders of the Company in a transaction or series of transactions.

      11. Notice of Intent to Sell or Merge the Company. So long as Warrant Holder agrees in writing to maintain confidentiality with respect to such notice, the Company will give Warrant Holder thirty (30) days notice before the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity.

      12. Issuance of Substitute Warrant. In the event of a merger, consolidation, recapitalization or reorganization of the Company or a reclassification of Company shares of stock, which results in an adjustment to the number of shares subject to this Warrant and/or the Exercise Price hereunder, the Company agrees to issue to the Warrant Holder a substitute Warrant reflecting the adjusted number of shares and/or Exercise Price upon the surrender of this Warrant to the Company.

      13. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

                If to the Company:
                -----------------

                Rapid Link
                John Jenkins, CEO
                17383 Sunset Boulevard, Suite 350
                Pacific Palisades, California 90272
                If to the Warrant Holder:

                Westside Capital LLC
                Managing Member
                Attn: Thomas M. Sauve
                302 West 79th Street, Suite 6D
                New York, NY 10024


      14.  Miscellaneous.

           a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only by a writing signed by the Company and the Warrant Holder.

           b. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

           c. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of California without regard to the principles of conflicts of law thereof.

           d.   The  headings  herein  are  for  convenience  only,  do   not
 constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

           e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceablilty of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

           f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

                        [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.


 Rapid Link Inc., a Delaware corporation



 By:
        -----------------------
 Name:  John Jenkins
 Its:   Chief Executive Officer

                         FORM OF ELECTION TO PURCHASE

 (To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)


 To:  Rapid Link Inc.:

 In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ______________ shares of Common Stock ("Common Stock"), $.001 par value, of Rapid Link Inc. and encloses the warrant and $0.10 for each Warrant Share being purchased or an aggregate of $________________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant.

 The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:


 -------------------------------

 -------------------------------

 -------------------------------
 (Please print name and address)


 -------------------------------
 (Please insert Social Security or Tax Identification Number)

 If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

 -------------------------------

 -------------------------------

 -------------------------------
 (Please print name and address)

 Dated:                Name of Warrant Holder:
        -----------
                       Print
                              -------------------------------
                       By:
                              -------------------------------
                       Name:  Thomas M. Sauve

                       Title: Managing Member

                       Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant